As filed with the Securities and Exchange Commission on August 12, 2025
Registration No. 333-284305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TCTM Kids IT Education Inc.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
19/F, Building A, Vanke Times Center
No.186 Beiyuan Road,
Chaoyang District Beijing, 100102,
People’s Republic of China
Tel: +86-10-6213-5687
(Address and telephone number of registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, address, and telephone number of agent for service)
Copies to:
Yilin Xu, Esq.
Cooley LLP
China World Office Tower A, Suite 5201
No.1 Jianguomenwai Avenue
Beijing 100004, People’s Republic of China
+86-10-8540-0695
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
TCTM Kids IT Education Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment No. 2”) to the Registration Statement on Form F-3 (Registration No. 333-284305), originally filed on January 15, 2025 and amended on July 21, 2025 (the “Registration Statement”), as an exhibit-only filing solely to (i) file the consent letter of Beijing DOCVIT Law Firm, the Company’s counsel as to PRC laws, as Exhibit 23.5, (ii) include the Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 as Exhibit 25.1 in the exhibit index, which will be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, where applicable. Other sections of Part I and Part II of the Registration Statement remain unchanged.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Our Articles permit indemnification of directors and certain officers of the Company for actions, proceedings, costs charges, expenses, losses, damages or liabilities incurred or sustained by such persons in their capacities as such other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.
ITEM 9.   EXHIBITS
The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.
ITEM 10.   UNDERTAKINGS
(A)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

INDEX TO EXHIBITS
Exhibit no.	Description
1.1*	Form of Underwriting Agreement
4.1#	Fifth Amended and Restated Memorandum and Articles of Association, as amended (incorporated herein by reference to Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on April 19, 2024)
4.2#
Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form F-1 (File No. 333-194191) filed with the Securities and Exchange Commission on February 27, 2014)

4.3#	Deposit Agreement, among the Company, the depositary and holder of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to our Registration Statement on Form S-8 (File No. 333-197226) filed with the Securities and Exchange Commission on July 3, 2014)
4.4#	Registrant’s Specimen American Depositary Shares (included in Exhibit 4.3)
4.5*	Form of Preferred Share Certificate
4.6*	Form of Warrant
4.7#	Form of Indenture
4.8*	Form of Debt Security
4.9*	Form of Warrant Agreement
4.10*	Form of Subscription Rights Agreement (including form of Subscription Right Certificate)
4.11*	Form of Unit Agreement (including form of Unit Certificate)
5.1#	Opinion of Conyers Dill & Pearman
5.2#	Opinion of Cooley LLP
10.1+
2014 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-194191), as amended, initially filed with the Securities and Exchange Commission on February 27, 2014)

10.2+	2024 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on February 28, 2024)
10.3+
Form of Indemnification Agreement with the Company’s directors (incorporated herein by reference to Exhibit 10.3 to our Registration Statement on Form F-1 (File No. 333-194191), as amended, initially filed with the Securities and Exchange Commission on February 27, 2014)

10.4+	Form of Employment Agreement between the Company and an Executive Officer of the Company (incorporated herein by reference to Exhibit 10.5 to our Registration Statement on Form F-1 (File No. 333-194191), as amended, as initially filed with the Securities and Exchange Commission on February 27, 2014)
10.5#
Exclusive Business Cooperation Agreement dated August 29, 2022 between Tongcheng Shidai and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.17 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)

10.6#	Power of Attorney dated August 29, 2022 granted to Tongcheng Shidai by Mr. Shaoyun Han and acknowledged by Beijing Tongcheng (incorporated herein by reference to Exhibit 4.18 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)

Exhibit no.	Description
10.7#
Exclusive Option Agreement dated August 29, 2022 among Tongcheng Shidai, Mr. Shaoyun Han and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.20 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)

10.8#	Loan Agreement dated August 29, 2022 between Tongcheng Shidai and Mr. Shaoyun Han in connection with Beijing Tongcheng (incorporated herein by reference to Exhibit 4.22 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)
10.9#
Share Pledge Agreement dated August 29, 2022 among Tongcheng Shidai, Mr. Shaoyun Han and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.24 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023)

10.10#	Power of Attorney dated July 24, 2023 granted to Tongcheng Shidai by Mr. Jin Li and acknowledged by Beijing Tongcheng (incorporated herein by reference to Exhibit 4.10 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
10.11#
Exclusive Option Agreement dated July 24, 2023 granted to Tongcheng Shidai, Mr. Jin Li and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.11 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)

10.12#
Loan Agreement dated July 24, 2023 between Tongcheng Shidai and Mr. Jin Li in connection with Beijing Tongcheng (incorporated herein by reference to Exhibit 4.12 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)

10.13#
Share Pledge Agreement dated July 24, 2023 among Tongcheng Shidai, Mr. Jin Li and Beijing Tongcheng (incorporated herein by reference to Exhibit 4.13 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)

10.14#
Spousal consent letter dated July 24, 2023 signed by Ms. Xiaomei Niu in connection with Beijing Tongcheng (incorporated herein by reference to Exhibit 4.14 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)

10.15#	English Translation of Equity Transfer Agreement between Tarena Software Technology (Hangzhou) Co., Ltd. And Tarena Technologies Inc. dated December 24, 2023 (incorporated herein by reference to Exhibit 4.15 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 19, 2024)
23.1#	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.2#	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3#	Consent of Cooley LLP (included in Exhibit 5.2)
23.4#	Consent of Assentsure PAC, Independent Registered Public Accounting Firm
23.5**	Consent of Beijing DOCVIT Law Firm
24.1#	Powers of Attorney (included as part of signature page)
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939
107#	Filing Fee Table

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**
Filed herewith.

***
Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

+
Indicates management contract or compensatory plan.

#
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People’s Republic of China, on August 12, 2025.
TCTM Kids IT Education Inc.
By:	/s/ Heng Wang
	Name:	Heng Wang
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
/s/ Heng Wang Heng Wang	Director, Chief Executive Officer (principal executive officer)	August 12, 2025
* Shaoyun Han	Director and Chairman	August 12, 2025
* Linjing Xu	Independent Director	August 12, 2025
* Zhe Sun	Independent Director	August 12, 2025
* He Huang	Independent Director	August 12, 2025
* Xiaolan Tang	Chief Financial Officer (principal financial officer and principal accounting officer)	August 12, 2025
* By: /s/ Heng Wang Name: Heng Wang Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of TCTM Kids IT Education Inc. has signed this registration statement or amendment thereto on August 12, 2025.
Puglisi & Associates
Authorized U.S. Representative
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director